Exhibit 99.1

______________________________________________________

Engility Reports Third Quarter 2017 Results

•	Revenue of $487 million for the third quarter of 2017
•	Third quarter 2017 GAAP net income attributable to Engility of $10 million, or $0.26 per diluted share
•	EBITDA of $47 million and cash flow from operations of $54 million for the third quarter of 2017
•	Third quarter 2017 and trailing twelve-month book-to-bill ratio of 1.1x
•	Company updates fiscal year 2017 revenue guidance and reiterates cash flow, GAAP diluted EPS and EBITDA guidance ranges

CHANTILLY, VA – November 2, 2017, Engility Holdings, Inc. (NYSE: EGL) today announced financial results for the third quarter, which ended September 29, 2017.

CEO Commentary

“We are pleased to report continued strong cash flow and profitability,” said Lynn Dugle, Chief Executive Officer of Engility. “While I am not satisfied with our short-term revenue results, I am confident in our long-term prospects based on our continued improvements in leadership and business practices. This is reflected in our solid 1.1x book-to-bill ratio this quarter, which is the fifth consecutive quarter that our trailing twelve-month book-to-bill ratio exceeded 1.0x, as well as our 7% year-over-year increase in total backlog.”

Third Quarter 2017 Results

Total revenue for the third quarter of 2017 was $487 million. GAAP operating income was $36 million and GAAP operating margin was 7.4%. GAAP net income attributable to Engility was $10 million, or $0.26 per diluted share. EBITDA was $47 million and EBITDA margin was 9.7%.

Adjusted operating income was $43 million and adjusted operating margin was 8.8%. Adjusted EBITDA was $47 million and adjusted EBITDA margin was 9.7%.

Information about the company's use of non-GAAP financial information is provided below under “Non-GAAP Measures.”

Key Performance Indicators for the Third Quarter of 2017

•	Book-to-bill ratio for the third quarter of 2017 was 1.1x on net bookings of $541 million. Trailing twelve-month book-to-bill ratio was 1.1x on net bookings of $2.2 billion.
•

Total backlog at the end of the third quarter of 2017 was $3.7 billion, an increase of 7% from the third quarter of 2016 when excluding IRG’s total backlog from Q3 2016. IRG was divested on January 6, 2017.

•

Days sales outstanding, net of advanced payments, was 57 days at the end of the third quarter of 2017, compared to 58 days at the end of the second quarter of 2017 and 56 days at the end of the third quarter of 2016.

•

Cash flow from operating activities was $54 million for the third quarter of 2017, compared to $32 million for the third quarter of 2016. Our cash flow continues to be impacted positively by our significant tax attributes, which result in de minimis cash taxes each quarter.

•	During the third quarter of 2017, the company made total debt payments of $27 million. Total debt payments through the first nine months of 2017 were $86 million.

Key Third Quarter 2017 Contract Awards

•

Awarded a $40 million sole source extension by a classified customer, bringing the total to more than $100 million in the last two quarters. The company expects to receive additional sole source extensions on this contract in future quarters.

•

Awarded $63 million in new task orders by the U.S. Air Force Medical Service. Working with their Medical Coding Program Office, Engility will deliver healthcare informatics, medical coding, training and compliance expertise at 14 Air Force bases.

•

Awarded a $49 million recompete contract to support the U.S. Air Force Research Laboratory in its Kinetic Kill Hardware-in-the-Loop Simulation Technology for Advanced Research (KSTAR) program. Through KSTAR, Engility will help the government assess high-end next generation weapon-system concepts for the next five years.

•	Awarded a $30 million Department of Defense cyber recompete contract to modernize aircraft launch and recovery equipment capabilities.
•

Awarded a $28 million contract for new work by the Department of Defense’s Damage Assessment Management Office and Joint Acquisition Protection and Exploitation Cell to enhance the safety of the warfighter, improve the resilience of our defense systems, and deter, deny and disrupt all cyberattacks.

Recent Developments

•

In October 2017, Engility released Synthetic Analyst™, an innovative artificial intelligence solution. Engility designed Synthetic Analyst to expedite decision-making across the full spectrum of military and federal civilian operations, including threat detection and analysis, course of action planning, training support and headquarters operations. The platform continuously improves as it performs, using machine learning to optimize its speed and effectiveness. Real-time, multi-layered responses are tailored to a user’s specific situational knowledge needs, mission objectives and operational experience and conditions.

•

In October 2017, Engility, in partnership with the Center for Cyber Safety and Education, launched the Engility CyberWarrior™ Scholarship, a program created to help returning military veterans reenter the civilian workforce by offering cybersecurity certification training scholarships.

•

In August 2017, Engility’s CEO Lynn Dugle and Vice President of Technical Solutions Group Gay Porter were recognized as 2017 Women Worth Watching by the Profiles in Diversity Journal. This annual awards program celebrates high performing, purpose-driven female leaders who serve as strong mentors and role models for other women while creating value for the companies, organizations and agencies they support.

Fiscal Year 2017 Guidance

Based on the company’s financial results for the first nine months of 2017 and its outlook for the remainder of the year, the company is updating its revenue guidance range for 2017. The company’s GAAP diluted EPS, EBITDA and cash flow from operations guidance ranges remain unchanged. The table below summarizes the company’s fiscal year 2017 guidance.

	Current Outlook for FY 2017 (1)	Prior Outlook FY 2017 (1)
Revenue	$1.92 billion - $1.94 billion	$1.95 billion - $2.05 billion
GAAP Diluted EPS (2)	$0.75 - $0.85	$0.75 - $0.85
EBITDA (3)	$173 million - $183 million	$173 million - $183 million
Cash Flow from Operations	$95 million - $105 million	$95 million - $105 million

(1) This guidance reflects the IRG divestiture on January 6, 2017. In fiscal year 2016, IRG generated $58 million in revenue and $1 million in EBITDA and operating income. IRG’s revenue and profitability results are included in the company’s fiscal year 2016 historical financial results, but are immaterial to Engility’s 2017 financial results.

(2) 2017 GAAP diluted EPS guidance includes approximately $3 million of debt refinancing-related expenses, $4 million of restructuring and integration costs, and $25 million of amortization expense related to intangible assets acquired by the company. It also assumes weighted-average outstanding shares of approximately 38 million and a full-year effective tax rate of 37 percent.

(3) 2017 EBITDA guidance includes approximately $4 million of restructuring and integration costs.

Non-GAAP Measures

The tables under "Engility Holdings, Inc. Reconciliation of Non-GAAP Measures" present Adjusted Operating Income, Adjusted Operating Margin, Earnings before Interest, Taxes, Depreciation, and Amortization (“EBITDA”), Adjusted EBITDA, EBITDA Margin, and Adjusted EBITDA Margin, reconciled to their most directly comparable GAAP measure. These financial measures are calculated and presented on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles ("Non-GAAP Measures"). Engility has provided these Non-GAAP Measures to adjust for, among other things, the impact of amortization expenses related to our acquisitions of TASC, Inc. and Dynamics Research Corporation, costs associated with a loss or gain on the disposal or sale of property, plant and equipment, acquisition and restructuring-related expenses, legal and settlement costs, refinancing-related expenses, and the impact of certain tax related items. These items have been adjusted because they are not considered core to the company’s business or otherwise not considered operational or because these charges are non-cash or non-recurring. The company presents these Non-GAAP Measures because management believes that they are meaningful to understanding Engility’s performance during the periods presented and the company’s ongoing business. Non-GAAP Measures are not prepared in accordance with GAAP and therefore are not necessarily comparable to similarly titled metrics or the financial results of other companies. These Non-GAAP Measures should be considered a supplement to, not a substitute for, or superior to, the corresponding financial measures calculated in accordance with GAAP.

With respect to our “Fiscal Year 2017 Guidance” above, reconciliation of EBITDA guidance to the closest corresponding GAAP measure on a forward-looking basis is not available without unreasonable efforts. We are unable to reconcile EBITDA to net income due to our inability to predict certain non-cash items included in net income, including taxes and timing of restructuring charges. The disclosure of such reconciliations may imply to our investors a degree of precision in our calculations that is not possible. For the same reasons, the company is unable to address the probable significance of the unavailable information.

Conference Call Information

Engility will host a conference call at 5:00 p.m. Eastern Time on November 2, 2017 (today), to discuss the financial results for its third quarter 2017.

Listeners may access a webcast of the live conference call from the Investor Relations section of the company's website at http://www.EngilityCorp.com. Listeners also may access a slide presentation on the website, which summarizes the company’s 2017 third quarter results. Listeners should go to the website at least 15 minutes before the live event to download and install any necessary audio software.

Listeners also may participate in the conference call by dialing (888) 655-5029 (domestic) or (503) 343-6026 (international) and entering pass code 97823682.

A replay will be available on the company's website approximately two hours after the conference call and continuing for one year. A telephonic replay also will be available through November 9, 2017 at (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering pass code 97823682.

About Engility

Engility (NYSE: EGL) is engineered to make a difference. Built on six decades of heritage, Engility is a leading provider of integrated solutions and services, supporting U.S. government customers in the defense, federal civilian, intelligence and space communities. Our innovative, highly technical solutions and engineering capabilities address diverse client missions. We draw upon our team’s intimate understanding of customer needs, deep domain expertise and technical skills to help solve our nation’s toughest challenges. Headquartered in Chantilly, Virginia, and with offices around the world, Engility’s array of specialized technical service offerings include high-performance computing, cybersecurity, enterprise modernization and systems engineering. To learn more about Engility, please visit www.engilitycorp.com and connect with us on Facebook, LinkedIn and Twitter.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Engility’s future prospects, projected financial results, estimated integration costs and acquisition related amortization expenses and business plans. Words such as "may," "will," "should," "likely," "anticipates," "expects," "intends," "plans," "projects," "believes," "estimates" and similar expressions are also used to identify these forward-looking statements. These statements are based on the current beliefs and expectations of Engility’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause Engility’s actual results to differ materially from those described in the forward-looking statements can be found under the heading "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2016, and more recent documents that have been filed with the Securities and Exchange Commission (SEC) and are available on the investor relations section of Engility’s website (http://www.engilitycorp.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, historical information should not be considered as an indicator of future performance.

Media: Scott Fazekas Engility Holdings, Inc. (703) 984-5068 Scott.Fazekas@engilitycorp.com	Investor Relations: Dave Spille Engility Holdings, Inc. (703) 984-6120 Dave.Spille@engilitycorp.com

ENGILITY HOLDINGS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 29, 2017	September 30, 2016	September 29, 2017	September 30, 2016
Revenue	$487,144	$511,800	$1,467,030	$1,570,011
Costs and expenses
Cost of revenue	417,581	435,594	1,255,603	1,341,826
Selling, general and administrative expenses	33,308	39,337	107,303	129,780
Total costs and expenses	450,889	474,931	1,362,906	1,471,606
Operating income	36,255	36,869	104,124	98,405
Interest expense, net	19,739	50,855	59,189	109,358
Other expenses, net	49	—	212	82
Income (loss) before provision for income taxes	16,467	(13,986)	44,723	(11,035)
Provision for income taxes	5,611	1,348	16,671	2,370
Net income (loss)	10,856	(15,334)	28,052	(13,405)
Less: Net income attributable to non-controlling interest	1,051	1,423	3,683	4,088
Net income (loss) attributable to Engility	$9,805	$(16,757)	$24,369	$(17,493)

Earnings (loss) per share attributable to Engility
Basic	$0.27	$(0.46)	$0.66	$(0.48)
Diluted	$0.26	$(0.46)	$0.65	$(0.48)

Weighted average number of shares outstanding
Basic	36,809	36,735	36,831	36,726
Diluted	37,348	36,735	37,354	36,726

ENGILITY HOLDINGS, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 29, 2017	December 31, 2016
Assets:
Current assets:
Cash and cash equivalents	$51,978	$48,236
Receivables, net	341,713	334,248
Assets held for sale, current	—	20,242
Other current assets	22,754	30,404
Total current assets	416,445	433,130
Property, plant and equipment, net	44,428	46,547
Goodwill	1,078,454	1,078,454
Identifiable intangible assets, net	369,528	393,891
Deferred tax assets	216,234	232,283
Assets held for sale	—	11,962
Other assets	4,440	2,292
Total assets	$2,129,529	$2,198,559
Liabilities and Equity:
Current liabilities:
Current portion of long-term debt	$26,947	$26,947
Accounts payable, trade	50,413	43,943
Accrued employment costs	96,727	98,860
Accrued expenses	81,965	76,870
Advance payments and billings in excess of costs incurred	31,905	33,259
Deferred income taxes, current and income tax liabilities	518	209
Liabilities held for sale, current	—	4,341
Other current liabilities	22,396	36,410
Total current liabilities	310,871	320,839
Long-term debt	960,499	1,039,993
Income tax liabilities	63,167	64,852
Liabilities held for sale	—	1,084
Other liabilities	62,839	66,986
Total liabilities	1,397,376	1,493,754
Equity:
Preferred stock, par value $0.01 per share, 25,000 shares authorized, none issued or outstanding as of September 29, 2017 or December 31, 2016	—	—
Common stock, par value $0.01 per share, 175,000 shares authorized, 36,825 and 36,776 shares issued and outstanding as of September 29, 2017 and December 31, 2016, respectively	368	368
Additional paid-in capital	1,243,023	1,237,826
Accumulated deficit	(516,459)	(541,702)
Accumulated other comprehensive loss	(5,504)	(4,865)
Non-controlling interest	10,725	13,178
Total equity	732,153	704,805
Total liabilities and equity	$2,129,529	$2,198,559

ENGILITY HOLDINGS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended
	September 29, 2017	September 30, 2016
Operating activities:
Net income (loss)	$28,052	$(13,405)
Share-based compensation	6,052	7,073
Depreciation and amortization	33,172	35,951
Loss (gain) on sale of property, plant and equipment	(306)	52
Loss on extinguishment of debt	432	4,642
Amortization of bank debt fees	6,484	3,428
Deferred income taxes	17,096	4,190
Excess tax deduction on share-based compensation	(191)	—
Changes in operating assets and liabilities:
Receivables	(7,465)	26,486
Other assets	7,894	(3,296)
Accounts payable, trade	5,332	2,777
Accrued employment costs	(2,133)	30,413
Accrued expenses	5,093	(5,930)
Advance payments and billings in excess of costs incurred	(1,354)	(12,372)
Other liabilities	(19,403)	4,735
Net cash provided by operating activities	78,755	84,744
Investing activities:
Proceeds from sale of business, net of amount placed in escrow	22,349	—
Proceeds from sale of property, plant and equipment	2,902	—
Capital expenditures	(5,810)	(17,942)
Net cash provided by (used in) investing activities	19,441	(17,942)
Financing activities:
Gross borrowings from issuance of long-term debt	—	1,180,000
Repayment of long-term debt	(86,410)	(1,199,018)
Gross borrowings from revolving credit facility	270,000	73,000
Gross repayments of revolving credit facility	(270,000)	(73,000)
Debt issuance costs	—	(9,988)
Proceeds from share-based payment arrangements	—	214
Payment of employee withholding taxes on share-based compensation	(1,501)	(1,777)
Dividends paid	(407)	(1,703)
Distributions to non-controlling interest member	(6,136)	(3,865)
Net cash used in financing activities	(94,454)	(36,137)
Net change in cash and cash equivalents	3,742	30,665
Cash and cash equivalents, beginning of period	48,236	30,022
Cash and cash equivalents, end of period	$51,978	$60,687

ENGILITY HOLDINGS, INC.

RECONCILIATION OF NON-GAAP MEASURES

The following tables set forth a reconciliation of each of these Non-GAAP Measures to the most directly comparable GAAP measure for the periods presented.

Adjusted Operating Income and Adjusted Operating Margin

(dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 29, 2017	September 30, 2016	September 29, 2017	September 30, 2016
Net income (loss)	$10,856	$(15,334)	$28,052	$(13,405)
Provision for income taxes (1)	5,611	1,348	16,671	2,370
Other expenses, net	49	—	212	82
Interest expense, net (2)	19,739	50,855	59,189	109,358
Operating income	$36,255	$36,869	$104,124	$98,405

Adjustments
Acquisition and restructuring-related expenses, excluding amortization	(139)	926	3,606	7,627
Acquisition-related intangible amortization	6,334	6,334	19,003	21,953
Loss (gain) on sale of property, plant and equipment	191	—	(306)	—
Total adjustments	6,386	7,260	22,303	29,580
Adjusted operating income	$42,641	$44,129	$126,427	$127,985

Operating margin	7.4%	7.2%	7.1%	6.3%
Adjusted operating margin	8.8%	8.6%	8.6%	8.2%

(1)

Cash paid for income taxes for the three months ended September 29, 2017 and September 30, 2016 was $151 and $89, respectively, and for the nine months ended September 29, 2017 and September 30, 2016 was $539 and $973, respectively.

(2)

Interest expense, net, included refinancing-related expenses of $1,448 and $3,140 for the three and nine months ended September 29, 2017, respectively, and $27,656 for the three and nine months ended September 30, 2016.

ENGILITY HOLDINGS, INC.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) and Adjusted EBITDA

(dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 29, 2017	September 30, 2016	September 29, 2017	September 30, 2016
Net income (loss)	$10,856	$(15,334)	$28,052	$(13,405)

Interest, taxes, and depreciation and amortization
Interest expense	19,739	50,855	59,189	109,358
Provision for income taxes	5,611	1,348	16,671	2,370
Depreciation and amortization	11,201	11,309	33,172	35,951
EBITDA	47,407	48,178	137,084	134,274

Adjustments to EBITDA
Acquisition and restructuring-related expenses, excluding amortization	(139)	926	3,606	7,627
Loss (gain) on sale of property, plant and equipment	191	52	(306)	52
Adjusted EBITDA	$47,459	$49,156	$140,384	$141,953

EBITDA Margin	9.7%	9.4%	9.3%	8.6%
Adjusted EBITDA Margin	9.7%	9.6%	9.6%	9.0%